Exhibit 5.1

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, P.C.
Baker Donelson Center, Suite 800
211 Commerce Street
Nashville, Tennessee 37201
Phone: (615) 726-5600
Fax: (615) 726-0464

March 24, 2017

Dollar General Corporation

100 Mission Ridge

Goodlettsville, TN 37072

RE:                           Shelf Registration Statement of Dollar General Corporation on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dollar General Corporation, a Tennessee corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, of (i) shares of the Company’s common stock, par value $0.875 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock (the “Preferred Stock”), in one or more series; (iii) depositary shares of the Company representing fractional interests in or multiple shares of Preferred Stock of any series (the “Depositary Shares”) that will be represented by depositary receipts (“Depositary Receipts”) issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) between the Company and a depositary to be named therein (the “Depositary”); (iv) debt securities of the Company (the “Debt Securities”), in one or more series that will be issued under one or more indentures (each, an “Indenture”) between the Company and a trustee to be named therein (the “Trustee”); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”) that will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”); (vi) stock purchase contracts to purchase Common Stock or Preferred Stock as may be designated at the time of the offering at a future date or dates (the “Stock Purchase Contracts”) that will be issued under one or more stock purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a stock purchase contract agent to be named therein (the “Purchase Contract Agent”); and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above, debt obligations of a third party, including U.S. Treasury securities or any combination of the foregoing (the “Units”), that will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be named therein (the “Unit Agent”), in each case as contemplated by the registration statement on Form S-3 (including the prospectus constituting a part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit (the “Registration Statement”).  The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase

Contracts and Units are collectively referred to herein as the “Securities.”  The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at which time it is contemplated that the Prospectus will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter.  As to facts material to the opinions and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company.  We also have assumed that (i) all documents submitted to us as originals are authentic; (ii) all signatures are genuine; (iii) all documents submitted to us as certified, conformed or photostatic copies conform to the authentic original documents; and (iv) all natural persons have the requisite legal capacity.

Based on the foregoing, and subject to the further assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.                                      The Common Stock (including any Common Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any duly issued Warrants exercisable for Common Stock, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Common Stock, (iv) pursuant to a Stock Purchase Contract or (v) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

2.                                      The Preferred Stock (including any Preferred Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) upon the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) upon the exchange or conversion of Depositary Shares or Debt Securities that are exchangeable or convertible into Preferred Stock, (iv) pursuant to a Stock Purchase Contract or (v) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

3.                                      The Depositary Receipts evidencing Depositary Shares (including any Depositary Shares duly issued:  (i) upon the exercise of any duly issued Warrants exercisable for Depositary Shares or (ii) as a component of a Unit), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, and will entitle the holders thereof to the rights specified in the Depositary Shares that they represent and in the Depositary Agreement pursuant to which they are issued.

4.                                      The Debt Securities (including any Debt Securities duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Debt Securities or (ii) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Debt Securities against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

5.                                      The Warrants (including any Warrants duly issued as a component of a Unit) upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

6.                                      The Stock Purchase Contracts (including any Stock Purchase Contracts duly issued as a component of a Unit), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7.                                      The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Amended and Restated Charter (the “Charter”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting, purchase or similar agreement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the total number of shares of Common Stock and Preferred Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock and Preferred Stock, as the case may be, that the Company is then authorized to issue under its Charter; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that appropriate articles of amendment to the Charter establishing the designations, preferences, rights and other terms of such series of Preferred Stock being issued and delivered shall have been duly approved by the Board and filed with and accepted for record by the Secretary of State of the State of Tennessee.

With respect to any Securities consisting of Depositary Shares, we have further assumed that: (i) such Depositary Shares will be issued and delivered after due authorization, execution and delivery by the Company of a Depositary Agreement, approved by us, relating to the Depositary Shares; (ii) such Depositary Shares will be issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued and fully paid as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Depositary Agreement; (iii) the Depositary Receipts shall have been duly executed, issued and delivered in accordance with the provisions of such Depositary Agreement(s); (iv) such Depositary Receipts and the related Depositary Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Depositary Receipts and the related Depositary Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Debt Securities, we have further assumed that (i) an Indenture relating to such Debt Securities shall have been duly authorized, executed and delivered on behalf of the Company; (ii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iii) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (iv) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants will be issued and delivered after due authorization, execution and delivery by the Company of a Warrant Agreement, approved by us, relating to the Warrants; (ii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iii) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that (i) such Stock Purchase Contracts will be issued and delivered after due authorization, execution and delivery by the Company of a Purchase Contract Agreement, approved by us, relating to the Stock Purchase Contracts; (ii) all terms of such Stock Purchase Contracts shall have been established in accordance with the provisions of such Purchase Contract Agreement(s); (iii) such Stock Purchase Contracts shall have been duly executed, issued and delivered in accordance with the provisions of such Purchase Contract Agreement(s); (iv) such Stock Purchase Contracts and the related Purchase Contract Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Stock Purchase Contracts and the related Purchase Contract Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Units, we have further assumed that (i) each component of such Units will be authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit Agreement, if any; (ii) such Units will be issued and delivered after due authorization, execution and delivery by the Company of a Unit Agreement relating to the Units; (iii) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement(s); (iv) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement(s); (v) such Units and the related Unit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under a Depositary Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Depositary under each Depositary Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Depositary Agreement; (iii) has duly authorized, executed and delivered such Depositary Agreement and such Depositary Agreement constitutes the legally valid and binding obligation of such Depositary enforceable against such Depositary in accordance with its terms; (iv) is in compliance, with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

To the extent that the obligations of the Company under any Stock Purchase Contracts or Purchase Contract Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Purchase Contract Agent under each Purchase Contract Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; (iii) has duly authorized, executed and delivered such Purchase Contract Agreement and such Purchase Contract Agreement constitutes the legally valid and binding obligation of such Purchase Contract Agent enforceable against such Purchase Contract Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Purchase Contract Agent under such Purchase Contract Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement.

To the extent that the obligations of the Company under any Unit or Unit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Unit Agent under each Unit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Unit Agreement; (iii) has duly authorized, executed and delivered such Unit Agreement and such Unit Agreement constitutes the legally valid and binding obligation of such Unit Agent enforceable against such Unit Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Unit Agent under such Unit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

The opinions set forth in numbered paragraphs 3 through 7 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors, (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC